Exhibit 99.5

ANNUAL MEETING OF STOCKHOLDERS OF

CLEAN DIESEL TECHNOLOGIES, INC.

                    , 2010

PROXY VOTING INSTRUCTIONS

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://investor.cdti.com/index.cfm

â	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	â

1.	Election of Directors: To approve the election as directors of the following:

NOMINEES:
☐	FOR ALL NOMINEES	°	Michael L. Asmussen

☐	WITHHOLD AUTHORITY	°	Derek R. Gray
	FOR ALL NOMINEES	°	Charles W. Grinnell
		°	David F. Merrion

☐	FOR ALL EXCEPT	°	Mungo Park
(See instructions below)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Eisner LLP as the independent auditors for the year 2010.	☐	☐	☐

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
3.	Subject to approval of Proposal 4, to consider and vote upon a proposal to effect a reverse stock split in a ratio ranging from one-for-three to one-for-eight of all issued and outstanding shares of Clean Diesel common stock, the final ratio to be determined within the discretion of the Clean Diesel Board of Directors, to occur immediately before the closing of the proposed merger transaction with CSI	☐	☐	☐	4.	Subject to approval of Proposal 3, to consider and vote upon a proposal to approve the issuance of new shares of Clean Diesel common stock, par value $0.01 per share, and warrants to purchase shares of Clean Diesel common stock to securityholders of CSI, in connection with the merger proposed under the Agreement and Plan of Merger, dated as of May 13, 2010, by and among Clean Diesel, Catalytic Solutions, Inc., a California corporation, and a wholly-owned subsidiary of Clean Diesel, pursuant to which CSI will become a wholly-owned subsidiary of Clean Diesel through a merger (subject to possible future dilution	☐	☐	☐
5.	To consider and vote upon an adjournment of the Clean Diesel annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 3 and 4 described immediately above	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.